UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2013 (December 20, 2013)

ALPHA NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Alpha Place, P.O. Box 16429,

Bristol, VA 24209

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously reported, on December 18, 2013, Alpha closed an underwritten public offering of $300 million aggregate principal amount of 4.875% convertible senior notes due 2020 (the “Notes”). On December 20, 2013, the underwriters exercised the over-allotment option with respect to an additional $45 million aggregate principal amount of Notes. On December 26, 2013, Alpha closed the transaction for the over-allotment option.

Item 9.01	Exhibits.

(d) Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, Alpha has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in Alpha’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe Alpha’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.	Description

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP, dated as of December 26, 2013.

23.1 *	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

December 26, 2013	By:	/s/ William L. Phillips III
	Name:	William L. Phillips III
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP, dated as of December 26, 2013.

23.1 *	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1).

*	Filed herewith.